Exhibit 99.1

MASSBANK CORP.	October 20, 2006
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS THIRD QUARTER 2006 EARNINGS

OF $1.73 MILLION OR $0.40 PER SHARE

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,731,000 or $0.40 in basic and diluted earnings per share for the third quarter 2006, compared with net income of $1,884,000 or $0.43 in basic and diluted earnings per share in the same quarter of 2005. For the nine months ended September 30, 2006 the Company reported net income of $5,296,000 or $1.21 in diluted earnings per share ($1.22 in basic earnings per share). This compares to $5,435,000 or $1.22 in diluted earnings per share ($1.24 in basic earnings per share) for the nine months ended September 30, 2005.

Income Statement

The Company’s net income in the third quarter of 2006, compared to the same quarter of 2005, was negatively impacted by a decrease in net interest income. This resulted from a decrease in average earning assets due to a lower deposit base, partially offset by an improvement in net interest margin.

Net interest income for the recent quarter decreased by $288,000 or 5.3% as the bank continued to be challenged by the current inverted yield curve environment (an environment where short-term rates actually exceed long-term rates). The market for deposits has become more competitive as financial institutions have been aggressive in pricing their deposit products to retain deposits. MASSBANK has chosen not to match these competitors’ rates in order to protect its net interest margin. The Company’s net interest margin in the recent quarter improved 9 basis points to 2.53% from 2.44% in the third quarter of 2005. This is the eighth consecutive quarter that the Company has reported a year-over-year improvement in net interest margin. Average earning assets for the recent quarter declined $75.4 million to $822.2 million, from $897.6 million in the third quarter of last year. Average total deposits were $741.0 million for the third quarter 2006 compared to $809.6 million for the same quarter of 2005.

The provision for loan losses was $82,000 for the recent quarter compared to no provision in the same quarter last year. This, however, is offset by a credit of $107,000 to the bank’s provision for off-balance sheet credit exposures, which is included in non-interest expense. As loan commitments made to customers are drawn down, loss reserves against such commitments are reduced and loss reserves against outstanding loans are generally increased.

The Company’s earnings in the third quarter 2006 also reflect a decrease in non-interest income of $107,000 due primarily to lower securities gains compared to the same quarter last year.

Non-interest expenses in the recent quarter decreased $247,000 or 7.8% to $2,929,000 from $3,176,000 in the same quarter last year. This is due to the credit provision for off-balance sheet credit exposures recorded in the recent quarter (reducing loan loss reserves against outstanding loan commitments) and cost containment measures implemented by the bank’s management.

October 20, 2006

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Return on average assets and return on average equity for the third quarter 2006 were 0.82% and 6.72%, respectively, compared to 0.82% and 7.06%, respectively, for the third quarter of 2005.

Balance Sheet

The Company’s total assets decreased $74.5 million to $845.9 million at September 30, 2006 from $920.4 million at September 30, 2005. Deposits decreased $73.2 million or 9.1% year-over-year from $802.6 million at September 30, 2005 to $729.4 million at September 30, 2006. Stockholders’ equity increased to $105.9 million at September 30, 2006, from $105.3 million at September 30, 2005. This represents a book value per share of $24.55 at September 30, 2006, up $0.17 from $24.38 per share at September 30, 2005.

The Company’s non-accrual loans are at historical lows totaling only $5,000 at September 30, 2006 compared to $267,000 at September 30, 2005. At September 30, 2006, the Bank’s allowance for loan losses totaled $1.395 million representing 0.65% of total loans compared to $1.253 million representing 0.54% of total loans at September 30, 2005. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $336,000 at September 30, 2006 compared to $588,000 a year earlier. This is intended to protect the bank against losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

The Company’s Board of Directors has recently announced an increase in the Company’s quarterly cash dividend to stockholders, from $0.27 to $0.28 per common share. The increase will raise the annualized dividend from $1.08 to $1.12 per share. This, the Company’s eighty-first consecutive dividend, will be payable on November 16, 2006 to stockholders of record at the close of business on November 1, 2006.

New Stock Repurchase Program

The Company also recently announced that its Board of Directors has extended for another year, the stock repurchase program that it authorized in October of last year. Additionally, the Board approved an increase of 50,000 in the number of shares of the Company’s common stock authorized for repurchase in the current program, bringing the total shares available for repurchase to 130,217 during the next twelve months.

October 20, 2006

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Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

October 20, 2006

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share date)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
For the Period Ended
Total interest and dividend income	$10,052	$9,346	$29,854	$27,180
Total interest expense	4,872	3,878	13,845	11,013

Net interest income	5,180	5,468	16,009	16,167
Provision (credit) for loan losses	82	0	132	(53)

Net interest income after provision (credit) for loan losses	5,098	5,468	15,877	16,220
Gains on securities, net	168	238	538	426
Other non-interest income	279	316	892	910
Non-interest expense	2,929	3,176	9,268	9,379
Income tax expense	885	962	2,743	2,742

Net income	$1,731	$1,884	$5,296	$5,435

Weighted Average Common Shares Outstanding
Basic	4,315,211	4,342,872	4,327,930	4,377,372
Diluted	4,349,187	4,397,998	4,363,386	4,440,659

Per Common Share
Earnings:
Basic	$0.40	$0.43	$1.22	$1.24
Diluted	0.40	0.43	1.21	1.22
Cash dividends paid	0.27	0.26	0.81	0.78
Book value (period end)			24.55	24.38

Ratios (1)
Return on average assets	0.82%	0.82%	0.81%	0.77%
Return on average equity	6.72	7.06	6.81	6.72
Net interest margin	2.53	2.44	2.54	2.36
Total equity to assets (period end)			12.52	11.44
			At September 30,
			2006	2005
At Period End
Assets			$845,927	$920,429
Deposits			729,411	802,597
Total loans			213,876	231,073
Stockholders’ equity			$105,902	$105,340
Common shares outstanding			4,314,504	4,321,367

Asset Quality
Non-accrual loans			$5	$267
Real estate acquired through foreclosure			—	—

Total non-performing assets			$5	$267
Allowance for loan losses			$1,395	$1,253

Non-accrual loans to total loans			0.00%	0.12%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

October 20, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At September 30, 2006	At September 30, 2005
Assets:
Cash and due from banks	$8,489	$10,441
Short-term investments	8,674	—
Interest-bearing deposits in banks	3	1,115
Federal funds sold	145,177	196,737
Debt securities available for sale, at market value:
Mortgage-backed securities	130,731	128,262
Other securities	289,027	294,284
Equity securities available for sale, at market value	9,255	7,481
Mortgage-backed securities held to maturity, at amortized cost	5,416	4,577
Trading securities, at market value	369	22,803
Loans:
Mortgage loans	204,036	220,722
Other loans	9,840	10,351

Total loans	213,876	231,073
Allowance for loan losses	(1,395)	(1,253)

Net loans	212,481	229,820
Premises and equipment	7,476	6,182
Accrued interest receivable	5,573	4,268
Goodwill	1,090	1,090
Income tax receivable, net	246	45
Deferred income tax asset, net	3,587	2,762
Other assets	18,333	10,562

Total assets	$845,927	$920,429

Liabilities and Stockholders’ Equity
Deposits:
Demand and NOW	$77,577	$87,810
Savings	363,610	471,054
Time certificates of deposit	288,224	243,733

Total deposits	729,411	802,597
Escrow deposits of borrowers	992	1,009
Allowance for loan losses on off-balance sheet credit exposures	336	588
Other liabilities	9,286	10,895

Total liabilities	740,025	815,089
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1,00 per share; 10,000,000 shares authorized, 7,840,167 and 7,793,930 shares issued, respectively	7,840	7,794
Additional paid-in capital	57,695	56,670
Retained earnings	106,532	104,025

	172,067	168,489
Treasury stock at cost 3,525,663 and 3,472,563 shares, respectively	(62,672)	(60,932)
Accumulated other comprehensive loss:
Net unrealized losses on securities available for sale, net of tax effect	(3,493)	(2,217)
Shares held in rabbi trust at cost 16,744 and 15,144 shares ,respectively	(386)	(335)
Deferred compensation obligation	386	335

Total stockholders’ equity	105,902	105,340

Total liabilities and stockholders’ equity	$845,927	$920,429

October 20, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	September 30, 2006	September 30, 2005
Interest and dividend income:
Mortgage loans	$2,799	$2,998
Other loans	200	181
Securities available for sale:
Mortgage-backed securities	1,799	1,737
Other securities	3,146	2,450
Mortgage-backed securities held to maturity	73	59
Trading securities	38	187
Federal funds sold	1,923	1,722
Other investments	74	12

Total interest and dividend income	10,052	9,346

Interest expense:
Deposits	4,872	3,878

Total interest expense	4,872	3,878

Net interest income	5,180	5,468
Provision (credit) for loan losses	82	—

Net interest income after provision (credit) for loan losses	5,098	5,468

Non-interest income:
Deposit account service fees	84	100
Gains on securities available for sale, net	80	177
Gains on trading securities, net	88	61
Deferred compensation plan income	48	49
Other	147	167

Total non-interest income	447	554

Non-interest expense:
Salaries and employee benefits	1,808	1,877
Deferred compensation plan expense	69	71
Occupancy and equipment	490	521
Data processing	146	137
Professional services	113	115
Advertising and marketing	46	44
Deposit insurance	31	35
Other	226	376

Total non-interest expense	2,929	3,176

Income before income taxes	2,616	2,846
Income tax expense	885	962

Net income	$1,731	$1,884

Weighted average common shares outstanding:
Basic	4,315,211	4,342,872
Diluted	4,349,187	4,397,998
Earnings per share (in dollars):
Basic	$0.40	$0.43
Diluted	0.40	0.43

October 20, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Nine Months Ended
	September 30, 2006	September 30, 2005
Interest and dividend income:
Mortgage loans	$8,554	$9,148
Other loans	570	507
Securities available for sale:
Mortgage-backed securities	5,469	5,211
Other securities	9,025	7,158
Mortgage-backed securities held to maturity	229	181
Trading securities	194	620
Federal funds sold	5,727	4,310
Other investments	86	45

Total interest and dividend income	29,854	27,180

Interest expense:
Deposits	13,845	11,013

Total interest expense	13,845	11,013

Net interest income	16,009	16,167
Provision (credit) for loan losses	132	(53)

Net interest income after provision (credit) for loan losses	15,877	16,220

Non-interest income:
Deposit account service fees	258	301
Gains on securities available for sale, net	429	307
Gains on trading securities, net	109	119
Deferred compensation plan income	109	59
Other	525	550

Total non-interest income	1,430	1,336

Non-interest expense:
Salaries and employee benefits	5,544	5,572
Deferred compensation plan expense	172	125
Occupancy and equipment	1,702	1,649
Data processing	417	404
Professional services	414	380
Advertising and marketing	102	104
Deposit insurance	96	110
Other	821	1,035

Total non-interest expense	9,268	9,379

Income before income taxes	8,039	8,177
Income tax expense	2,743	2,742

Net income	$5,296	$5,435

Weighted average common shares outstanding:
Basic	4,327,930	4,377,372
Diluted	4,363,386	4,440,659
Earnings per share (in dollars):
Basic	$1.22	$1.24
Diluted	1.21	1.22